Exhibit 10.1

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”) is entered into as of the __ day of March 2019, by and between SEEDO CORP.., a Delaware corporation with an address of #2 HaCarmel St, Yokneam, Israel (the “Company”), and ___________________, with an address of _____________________________________________, (the “Investor”).

WHEREAS, the Company requires an infusion of funds in order to finance the operations of the Company; and

WHEREAS, the Investor is willing to invest in the Company on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.             Purchase and Sale of Shares.

1.1          Share Purchase. The Investor shall purchase from the Company, and the Company shall issue to the Investor, ______________________shares of common stock of the Company (the “Purchased Shares”), at a price per share equal to $2.75 (the “Price Per Share”), for an aggregate purchase price equal to USD$__________, (the “Purchase Price” and the "Transaction").  The Purchase Price shall be paid at the Closing as set forth in Section 2 below.

2.             Closing

2.1          The closing of the purchase and sale of the Purchased Shares (the "Closing") shall take place within seven (7) business days of the Effective Date (the “Closing Date”).

2.2          At the Closing, the following transactions shall occur, which transactions shall be deemed to take place simultaneously and no transaction shall be deemed to have been completed or any document delivered until all such transactions have been completed and all required documents delivered:

           (a)          The Investor shall wire the Purchase Price by electronic wire transfer to the bank account of the Company.

           (b)          Against receipt of the Purchase Price, the Company shall issue and deliver to the Investor the Purchased Shares (as evidenced by duly and validly issued share certificate(s) of the Company for the Purchased Shares).

3.             Information on the Company

The Investor avers that it has read the PPM provided to him and has access of the EDGAR Website of the SEC to review the Company's Form 8-K filed on September 17, 2018, the Company’s Form 10-Q filed on August 20, 2018 for the quarter ended June 30, 2018, the 8-KA filed November 27, 2018, the Company’s Form 10-K filed on January 15, 2018, containing audited financial statements, and the 10-QT for the quarter ended Dec 31, 2018, filed on March 20, 2019.

4.             Representations, Warranties and Covenants of the Company

The Company hereby represents, warrants and covenants as follows:

4.1          Organization and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite corporate power to own its properties and to carry on its business as it is now being conducted.

4.2          Authorization, Enforceability.  (i) The Company has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder  in accordance with the terms hereof, (ii) the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by the Company’s Board of Directors and further consent or authorization of the Company by its Board of Directors is not required; and (iii) upon the execution and delivery of this Agreement by the Company, this Agreement will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of creditors’ rights and remedies or by other equitable principles of general application.

4.3          Issuance of the Purchased Shares.  The Purchased Shares to be issued, sold and delivered by the Company hereunder, when so issued, sold and delivered, will be duly and validly issued, fully paid and nonassessable and will be issued in reliance upon applicable exemptions from the registration and qualification provisions of all applicable securities laws of the United States and each state whose securities laws may be applicable thereto.  All Purchased Shares will be issued free of any preemptive or similar right and free and clear of any claim, lien, security interest or other encumbrance.  Assuming the accuracy of the Investor’s representations and warranties hereunder, the issuance to the Investor of the Purchased Shares will be exempt from the registration requirements of the Securities Act and will be made in reliance upon applicable exemptions from the registration and qualification provisions of all applicable state securities laws.

4.4          Current in its Filings. The Company is current in the filing of all forms or reports with the SEC, and is a reporting company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

4.5          Not a Shell. The Company is not now and has never been a shell company as defined in SEC Release 33-8587 and is not subject to Footnote 32 of SEC Release 33-8587 notwithstanding the facts related to the timing of this transaction and understandings with respect to the existing business of the Company.

4.6          At the date hereof and at the Closing Date:

(a)          The Company has 500,000,000 Authorized and 17,018,975 issued and outstanding shares of common stock, all eligible to trade and are quoted on OTC “Bulletin Board”, and the Company has received no notice or other communication indicating that such eligibility is subject to challenge or review by the any applicable regulatory agency, electronic market administrator, or exchange;

(b)          the Company has and shall have performed or satisfied all of its undertakings to, and of its obligations and requirements with, the SEC;

(c)          the Company has not, and shall not have taken any action that would preclude, or otherwise jeopardize, the inclusion of the Company’s common stock for quotation on the OTC; and

(d)          the Company’s common stock is eligible for participation in The Depository Trust Company (“DTC”) book entry system and the Company has shares of common stock on deposit at DTC and participates in the DWAC/FAST system.

4.7          Financial Statements.  The audited financial statements of the Company, together with the related schedules and notes, and the unaudited financial information, forming part of the Reports, fairly present the financial position and the results of operations, changes in shareholders’ equity, and cash flows of the Company at the respective dates and for the respective periods to which they apply; and all audited financial statements of the Company, together with the related schedules and notes, and the unaudited financial information, filed with the SEC as part of the Reports, comply as to form in all material respects with applicable accounting requirements and with the rules and regulations of the SEC with respect hereto when filed, have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved except as may be otherwise stated therein (except as may be indicated in the notes thereto or as permitted by the rules and regulations of the SEC) and fairly present, subject in the case of the unaudited financial statements, to customary year-end audit adjustments, the financial position of the Company as at the dates thereof and the results of its operations and cash flows. The procedures pursuant to which the aforementioned financial statements have been audited are compliant with generally accepted auditing standards. The selected and summary financial and statistical data included in the Reports present fairly the information shown therein and have been compiled on a basis consistent with the audited financial statements presented therein. No other financial statements or schedules are required to be included in the Reports. The Company has no off-balance sheet arrangements. The Company is not subject to any material liabilities or obligations of the type required to be reflected on a balance sheet prepared in accordance with generally accepted accounting principles that is not adequately reflected or reserved on or provided for in the aforementioned financial statements. It is noted that the filings to date do not yet show the financial information regarding Eroll Graw Tech Ltd.

4.8          Indebtedness.  Except as set forth in the Company’s financial statements forming part of the Reports, the Company has no liability of any nature, accrued or contingent, including, without limitation, liabilities to customers or suppliers, other than liabilities incurred in the ordinary course of business.

4.9          Taxes.  The Company has paid and has no liability of any nature, accrued or contingent liabilities for federal, state, local, or foreign taxes and penalties, interest, and additions to tax (“Taxes”).  Without limiting the generality of the foregoing, the amounts set up as provisions for Taxes, if any, in the Company’s Financial Statements are sufficient for all accrued and unpaid Taxes of the Company, whether or not due and payable and whether or not disputed, under tax laws, as in effect for the period ended on September 30, 2017, and for all fiscal periods to date. The execution, delivery, and performance of this Agreement by the Company will not cause any Taxes to be payable or cause any lien, charge, or encumbrance to secure any Taxes to be created either immediately or upon the nonpayment of any Taxes.  The Company has filed all federal, state, local, and foreign tax returns required to be filed by it, and has paid all taxes payable thereby due on or prior to the date hereof

4.10        Litigation. There is not any pending or, to the best of the Company’s knowledge any threatened, action, suit, claim or proceeding against the Company, or any of the Company’s officers or any of the respective properties, assets or rights of the Company, before any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or over the Company’s officers or the properties of the Company, or otherwise that (i) is reasonably likely to result in any material adverse change in the business, prospects, financial condition or results of operations of the Company or might materially and adversely affect its properties, assets, liabilities, or rights taken as a whole, (ii) might prevent consummation of the transactions contemplated by this Agreement, or (iii) alleging violation of any Federal or state securities laws.

4.11        Intellectual Property. The Company has sole title and ownership of, exclusive licenses for, or other valid rights to use, free and clear of all encumbrances, all intellectual property used in the business of the Company as presently conducted.  The Company’s use of the intellectual property used in its business does not infringe the intellectual property rights of any third party.

4.12        No Brokers. The Company has not employed any investment bank, broker or finder or incurred any liability for any investment banking fees, brokerage fees, commissions or finders’ fees in connection with the transactions contemplated by this Agreement.

4.13        Use of Proceeds. The Company shall use all of the net proceeds of the Transaction solely as working capital in accordance with the Company’s business plan.

4.14        No Piggyback Registration Rights. Any shares purchased in this Subscription Agreement have no piggyback registration rights and should the Company file a Registration at some point in the future, these shares shall not be included in said registration.

5.             Representations, Warranties, Acknowledgments, of the Investor

The Investor hereby represents, warrants, acknowledges, understands and agrees (as the case may be) to the following:

5.1          Authorization.  The Investor has full power and authority to enter into this Agreement, and the Agreement has been duly executed by the Investor, and such authorization constitutes a valid and legally binding obligation of the Investor, enforceable in accordance with its terms.

5.2          The Purchased Shares Are Not Registered.  The Investor hereby acknowledges that the Purchased Shares will not be issued by the Company pursuant to a registration statement under the Securities Act, and therefore the Investor may be required to hold the Purchased Shares for an indeterminate period.  The Purchased Shares are issued pursuant hereto in reliance upon a specific exemption from the registration requirement of the Securities Act which depends, in part, upon the accuracy of the representations, warranties, and agreements of the Investor set forth in this Agreement.

5.3          Investment Intent.  The Investor is acquiring the Purchased Shares for the Investor’s own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, which resale, distribution or fractionalization would violate the Securities Act.  The Investor agrees that a legend to the foregoing effect may be placed upon any and all certificates issued representing the Purchased Shares.  Further, the Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Purchased Shares, for which the Investor is purchasing.  The Investor acknowledges that he has been afforded the opportunity to ask questions of, and to obtain any information from, the Company and the Board of Directors as he or she deems necessary to determine the suitability and advisability of, and the merits and risk of, investing in the Company pursuant hereto.

5.4          Risk. The Investor is aware that: (i) investment in the Company involves a high degree of risk, may result in a lack liquidity, and places substantial restrictions on transferability of interest; and (ii) no Federal or state agency has made any finding or determination as to the fairness for investment by the public, nor has made any recommendation or endorsement, of the Purchased Shares.

5.5          Financial Ability.  The Investor has sufficient financial resources available to support the loss of all or a portion of Investor’s investment in the Company, has no need for liquidity in the investment in the Company, and is able to bear the full economic risk of the investment.  The Investor is sophisticated and experienced in investment matters, and, as a result, is in a position to evaluate an investment in the Company.

5.6          Regulation S Exemption. The Investor is not a U.S. Person, and the Investor understands that that the Purchased Shares are being offered and sold to him in reliance on an exemption from the registration requirements of United States federal and the state securities laws under Regulation S promulgated under the Securities Act, and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments, and understandings of the Investor to determine the applicability of such exemptions and the suitability of the Investor to acquire the Purchased Shares.

5.7          Legend. The certificates representing the Purchased Shares shall contain a legend substantially as follows:

“THE SECURITIES WHICH ARE REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNTIL A REGISTRATION STATEMENT WITH RESPECT THERETO IS DECLARED EFFECTIVE UNDER SUCH ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE.”

6.             Miscellaneous.

6.1          Each of the parties hereto shall perform such further acts and execute such further documents as may reasonably be necessary to carry out and give full effect to the provisions of this Agreement and the intentions of the parties as reflected thereby.

6.2          This Agreement shall be governed by and construed according to the laws of the State of Delaware, without regard to the conflict of law provisions thereof. The parties hereto agree that in the event of any controversy among the parties hereto arising out of, or relating to, this Agreement, which cannot be settled amicably by the parties, such controversy shall be settled by Arbitration. Both sides shall choose a mutually agreed upon competent jurist from a short list and informal Arbitration shall commence as expeditiously as possible. Either party may institute such arbitration proceeding by giving written notice to the other party. A hearing shall be held by the Arbitrator within the District of Columbia, and a decision of the matter submitted to the Arbitrator shall be biding and enforceable against all parties in any Court of competent jurisdiction. The prevailing party shall be entitled to all costs and expenses with respect to such arbitration, including reasonable attorneys' fees. The decision of the Arbitrator shall be final, binding upon all parties hereto and enforceable in any Court of competent jurisdiction. Each party hereto irrevocably waives any objection to the laying of venue or personal jurisdiction of any such Arbitration action or proceeding brought and irrevocably waives any claim that any such action brought has been brought in an inconvenient forum.  Each of the parties hereto waives any right to request a trial by jury in any litigation with respect to this agreement and represents that counsel has been consulted specifically as to this waiver.

6.3          Except as otherwise expressly limited herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

6.4          This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matters hereof and thereof and supersede any prior agreement, understand or contract, written or oral, with respect to the subject matter hereof and thereof.

6.5          No delay or omission to exercise any right, power, or remedy accruing to any party upon any breach or default under this Agreement, shall be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, either under this Agreement or by law or otherwise afforded to any of the parties, shall be cumulative and not alternative.

6.6          If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.

6.7          The funds representing the aggregate Purchase Price in respect of the Purchased Shares which will be advanced by the Subscriber to the Corporation hereunder will not represent proceeds of crime for the purposes pursuant to The Proceeds of Crime Act, No. 16 of 2000 (the “Act”), (US) and the Forty Recommendations on Money Laundering and the Nine Special Recommendations on Terrorist Financing of the Financial Action Task For on Money Laundering (FATF – GAFI), which prohibits anyone from conducting or attempting to conduct certain financial activities that involve the proceeds of unlawful activities.  Money Laundering is an offense.  A person engages in Money laundering where the person engages, directly or indirectly, in a transaction that involves money or other property that are proceeds of crime; or the person receives, possesses, conceals, disposes of, or transfers any money or other property that are proceeds of crime; and the person knows or ought to reasonably have known, that the money or other property is derived, obtained or realized directly or indirectly, from serious offenses. As the transfer of assets into a limited partnership, trust, corporation of other entity may constitute such a transaction within scope of the FATF-GAFI it is necessary for your protection and ours, that we not receive funds from any of the activities specified in the Act which would constitute Money Laundering.

6.7          This Agreement may be executed in counterparts.

INVESTOR STATEMENT

In connection with the undersigned's proposed subscription for shares in Seedo Corp., the undersigned hereby represents that the undersigned has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of such investment, and the undersigned has considered that the undersigned might have to hold the Interests for an indefinite period of time, and might have to bear the complete economic loss of such investment.

The undersigned further represents that the purchase of such Interests by the undersigned will be solely for the account of the undersigned and not for the account of any other person, is being made for investment purposes only, and is not being made with a view toward the further resale or distribution thereof.

The undersigned understands that such Interests are being offered only to "accredited investors," as such term is defined under the Securities Act of 1933, as amended (the "Securities Act"), and the undersigned further represents that the undersigned is an accredited investor.  Further, the undersigned recognizes that the proposed investment is being offered in a manner that is intended to comply with the requirements of Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder.

The undersigned acknowledges and agrees that the acceptance of the undersigned's investment (if accepted) has been induced by the reliance of and on the correctness of the representations contained in this Subscription Agreement, and shall wire all monies within 48 hours of their signing hereof to the Company’s coordinates provided herewith.

IN WITNESS WHEREOF the parties have signed this Share Subscription Agreement in one or more counterparts as of the date first hereinabove set forth.

SUBSCRIBERS SIGN HERE:

By:______________________________

________________________________
          Print Name and Title of Person

IN WITNESS WHEREOF, the Company has executed this Subscription Agreement as of date first written above.

SEEDO CORP.

By:_____________________________________
Zohar Levy, Director, CEO